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                                                        COMPANY #
                                                        CONTROL #


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Angeion Corporation, c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.

1. ELECTION OF DIRECTORS. Nominees to the Board of Directors are: Whitney
A. McFarlin, Arnold A. Angeloni, Dennis E. Evans, James B. Hickey, Jr., Lyle
D. Joyce, M.D., Ph.D., Joseph C. Kiser, M.D., Donald D. Maurer, Glen Taylor, and Stephen L. Wilson for a term until the next regular meeting of Shareholders or until their successors are duly elected and qualified.

    / / FOR ALL NOMINEES LISTED ABOVE                 / / WITHHOLD AUTHORITY
        (except as marked to the contrary below)          to vote for all
                                                          nominees listed above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE BOX PROVIDED TO THE RIGHT.)

                                PLEASE FOLD HERE

In the event a nominee listed above becomes unable to serve by reason of death, incapacity or other unexpected occurrence.

    / / FOR ANOTHER NOMINEE                   / / WITHHOLD AUTHORITY
        (to be designated by the Board)           to vote for any other nominee

2. Proposal to approve the Asset Purchase Agreement dated as of August 2, 1999, by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France, and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed (A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company, and
(B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices.

                                             / / For   / / Against   / / Abstain

3. Proposal to approve the Settlement, License and Asset Purchase Agreement dated as of September 16, 1999, by and between the Company and Medtronic, Inc. a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices.

                                             / / For   / / Against   / / Abstain

4. Proposal to approve an amendment to the
Articles of Incorporation of the Company
to increase the number of authorized shares
of Common Stock from 7,500,000 to
10,000,000.                                  / / For   / / Against   / / Abstain

5. Proposal to approve amendments to the
1994 Non-Employee Director Plan (the
"Director Plan") to (i) extend the Director
Plan by five years to October 7, 2004,
and (ii) increase the number of shares
covered by the Director Plan from
20,000 to 250,000.                           / / For   / / Against   / / Abstain

6. Proposal to ratify the Board of
Directors' appointment of KPMG LLP to act
as independent auditors of the Company
for the fiscal year ended December 31,
1999.                                        / / For   / / Against   / / Abstain

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 BY SIGNING AND RETURNING THIS PROXY CARD. THE PROXY IS AUTHORIZED TO VOTE IN HIS DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box / /
Indicate changes below:

Dated: _________________________, 1999

Signature(s) in Box
(If there are co-owners both must sign)

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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                              ANGEION CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 31, 1999
                                   9:00 A.M.

                             RADISSON PLAZA HOTEL
                            35 SOUTH SEVENTH STREET
                         MINNEAPOLIS, MINNESOTA 55402


 ANGEION CORPORATION
 7601 NORTHLAND DRIVE, BROOKLYN PARK, MINNESOTA, 55428                    PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING ON DECEMBER 31, 1999.

The shares of Common Stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5 AND 6.

By signing the proxy, you revoke all prior proxies and appoint James B. Hickey, Jr. with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James B. Hickey, Jr., as a Proxy, with the power to appoint his substitute, and hereby authorizes such Proxy to represent and to vote, as designated below, all the shares of Common Stock of Angeion Corporation (the "Company") held of record by the undersigned on December 1, 1999, at the Annual Meeting of Shareholders to be held on December 31, 1999, or any adjournment thereof.

                   SEE REVERSE FOR VOTING INSTRUCTIONS